                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report:  July 26, 1995
                Date of Earliest Event Reported:  July 24, 1995


                           TELE-COMMUNICATIONS, INC.
                                      AND
                            TCI COMMUNICATIONS, INC.
       ------------------------------------------------------------------
           (Exact name of Registrants as specified in their charters)


                               State of Delaware
              ----------------------------------------------------
                 (State or other jurisdiction of incorporation)


             0-20421 and 0-5550                                        84-1260157 and 84-0588868
      --------------------------------                            -----------------------------------
          (Commission File Numbers)                              (I.R.S. Employer Identification Nos.)


              5619 DTC Parkway
            Englewood, Colorado                                                  80111
- ---------------------------------------------                    ------------------------------------
  (Address of principal executive offices)                                    (Zip Code)


      Registrants' telephone number, including area code:  (303) 267-5500

Item 5.  Other Events.

         TCI Communications, Inc. (the "Company") and its sole shareholder, Tele-Communications, Inc. ("Parent"), have entered into certain agreements with Viacom Inc. ("Viacom") and certain subsidiaries of Viacom regarding the purchase by the Company of all of the common stock of a subsidiary of Viacom ("Cable Sub") which, at the time of purchase, will own Viacom's cable systems and related assets. Viacom's cable systems, at June 30, 1995, served an aggregate of approximately 1.2 million basic subscribers in the following areas: the Bay area of San Francisco, California; Seattle/Tacoma, Washington; Salem, Oregon; Nashville, Tennessee; and Dayton, Ohio.

         The transaction has been structured as a tax-free reorganization in which Cable Sub will initially transfer all of its non- cable assets, as well as all of its liabilities other than current liabilities, to a new subsidiary of Viacom ("New Viacom Sub"). Cable Sub will also transfer to New Viacom Sub the proceeds (the "Loan Proceeds") of a $1.7 billion loan facility (the "Loan Facility") to be arranged by the Company, Parent and Cable Sub. Following these transfers, Cable Sub will retain cable assets with an estimated value at closing of approximately $2.25 billion and the obligation to repay the Loan Proceeds borrowed under the Loan Facility. Repayment of the Loan Proceeds will be non-recourse to Viacom and New Viacom Sub.

         Viacom will offer to the holders of shares of Viacom Class A Common Stock and Viacom Class B Common Stock (collectively, "Viacom Common Stock") the opportunity to exchange (the "Exchange Offer") a portion of their shares of Viacom Common Stock for shares of Class A Common Stock, par value $100 per share, of Cable Sub ("Cable Sub Class A Stock"). The total number of shares of Cable Sub Class A Stock issuable in the Exchange Offer (the "Total Number") will be a number equal to (x) the estimated gross value of Cable Sub (which is estimated to be approximately $2.25 billion) minus the Loan Proceeds, divided by (y) $100 (the par value of the Cable Sub Class A Stock. The Exchange Offer will be conducted as a "dutch auction" in which stockholders of Viacom will be able to specify a minimum fraction of a share of Cable Sub Class A Stock that they are willing to receive in exchange for a share of Viacom Common Stock.
The maximum exchange ratio that a Viacom stockholder will be permitted to specify will be equal to the equivalent of 112.5% of the average intraday sales prices for a share of Viacom Class B Common Stock, as reported on the American Stock Exchange, during the 20 trading-day period ending the date prior to the commencement of the Exchange Offer. The Exchange Offer will be subject to a number of conditions, including a condition (the "Minimum Condition") that sufficient tenders are made of Viacom Common Stock that permit the number of shares of Cable Sub Class A Stock issued pursuant to the Exchange Offer to equal the Total Number.

         Immediately following the completion of the Exchange Offer, the Company will acquire from Cable Sub shares of Cable Sub Class B Common Stock in exchange for a capital contribution of $350 million. (which will be used to reduce Cable Sub's obligations under the Loan Facility). At the time of such contribution, the Cable Sub Class A Stock received by Viacom stockholders pursuant to the Exchange Offer will automatically convert into a series of senior cumulative exchangeable preferred stock (the "Exchangeable Preferred Stock") of Cable Sub with a stated value of $100 per share (the "Stated Value"). The terms of the Exchangeable Preferred Stock, including its dividend, redemption and exchange features, will be designed to cause the Exchangeable Preferred Stock to initially trade at the Stated Value. The Exchangeable Preferred Stock will be exchangeable, at the option of the holder commencing after the fifth anniversary of the date of issuance, for shares of Parent Class A Common Stock (or, in the event of a recapitalization or reclassification, the shares of common stock of Parent into which shares of such Class A Common Stock are converted) ("Parent Common Stock"). The Exchangeable Preferred Stock will also be redeemable, at the option of Cable Sub, after the fifth anniversary of the date of issuance, and will be subject to mandatory redemption on the tenth anniversary of the date of issuance at a price equal to the Stated Value per share plus accrued and unpaid dividends, payable in cash or, at the election of Cable Sub, in shares of Parent Common Stock. If insufficient tenders are made by Viacom stockholders in the Exchange Offer to permit the Minimum Condition to be satisfied, Viacom will extend the Exchange Offer for up to 15 business days and, during such extension, TCI and Viacom are to negotiate in good faith to determine mutually acceptable terms and conditions for the Exchangeable Preferred Stock and the Exchange Offer that each believes in good faith will cause the Minimum Condition to be fulfilled and that would cause the Exchangeable Preferred Stock to trade at a price equal to the Stated Value immediately following the expiration of the Exchange Offer. In the event the Minimum Condition is not thereafter met, TCI and Viacom will each have the right to terminate the transaction.

         Upon the closing of the transaction, Cable Sub will have a capitalization consisting of approximately $1.35 billion of borrowings under the Loan Facility, Exchangeable Preferred Stock with a Stated Value of approximately $550 million and $350 million of paid-in capital for the Cable Sub Class B Common Stock. Consummation of the transaction is subject to a number of conditions, including receipt of a favorable letter ruling from the Internal Revenue Service that the transaction qualifies as a tax-free transaction, the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of necessary consents of the Federal Communications Commission and local cable franchise authorities, and the satisfaction or waiver of all of the conditions of the Exchange Offer. Accordingly, no assurance can be given that the transaction will be consummated.

         The foregoing description of the proposed transaction with Viacom is qualified in its entirety by reference to (i) the Parents Agreement among Viacom, the Company and Parent, (ii) the Implementation Agreement between Cable Sub and New Viacom Sub and (iii) the Subscription Agreement among Cable Sub, the Company and Parent, which are attached as exhibits to this Form 8-K and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

            None.

(b)      Pro Forma Financial Information

            None

(c)      Exhibits:

            (2.1)  Parents Agreement, dated as of July 24, 1995, among Viacom,
                      Inc., Tele-Communications, Inc. and TCI Communications,
                      Inc.

            (2.2)  Subscription Agreement, dated as of July 24, 1995, among
                      Viacom International Inc., Tele-Communications, Inc. and TCI Communications, Inc.

            (2.3)  Implementation Agreement, dated as of July 24, 1995, between
                      Viacom International Inc. and Viacom International Services Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



Date:    July 26, 1995



                                        TELE-COMMUNICATIONS, INC.
                                        (Registrant)



                                        By:/s/ Stephen M. Brett
                                           -------------------------------------
                                           Stephen M. Brett
                                             Executive Vice President and
                                               Secretary

                                        TCI COMMUNICATIONS, INC.
                                        (Registrant)



                                        By:/s/ Stephen M. Brett
                                           -------------------------------------
                                           Stephen M. Brett
                                             Senior Vice President
                                               and Secretary

                                 EXHIBIT INDEX


The following exhibits are filed herewith or are incorporated by reference herein (according to the number assigned to them in Item 601 of Regulation S-K) as noted:


            (2.1)  Parents Agreement, dated as of July 24, 1995, among Viacom,
                      Inc., Tele-Communications, Inc. and TCI Communications,
                      Inc.

            (2.2)  Subscription Agreement, dated as of July 24, 1995, among
                      Viacom International Inc., Tele-Communications, Inc. and TCI Communications, Inc.

            (2.3)  Implementation Agreement, dated as of July 24, 1995, between
                      Viacom International Inc. and Viacom International Services Inc.